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                                                                     Exhibit 3.2

                    AMENDED AND RESTATED CODE OF REGULATIONS

                                       OF

                             PROCENTURY CORPORATION


                                   SECTION 1.
                            MEETINGS OF SHAREHOLDERS

1.01 ANNUAL MEETINGS.

     (a) An annual meeting of shareholders, for the election of directors, for the consideration of any reports and for the transaction of such other business as may be brought before the meeting, shall be held on the first Wednesday of the fifth month following the close of the Corporation's fiscal year or on such other date as may be designated by the Board of Directors, provided that no annual meeting shall be held after the adoption of this Amended and Restated Code of Regulations in 2004 if an annual meeting was held (or action in writing taken in lieu thereof) in 2004 prior to such adoption. The Board of Directors may postpone any previously scheduled annual meeting of the shareholders upon notice given prior to the scheduled annual meeting date.

     (b) If the annual meeting is not held or if directors are not elected at the meeting, the directors may be elected at any special meeting called and held for that purpose.

1.02 SPECIAL MEETINGS.

     (a) A special meeting of shareholders may be called (i) by the President; or (ii) by any other officer or assistant officer then authorized pursuant to this Code of Regulations or otherwise by the Board of Directors to call such meetings; or (iii) by a majority of the members of the Board of Directors acting with or without a meeting; or (iv) by any persons holding fifty percent (50%) or more of the shares then outstanding and entitled to vote at a meeting of shareholders.

     (b) Upon the request in writing being delivered to the President or to the Secretary by any person or persons entitled to call a meeting of shareholders, the person to whom the request is delivered shall give notice to shareholders of the meeting. If the request is refused, the person or persons making the request may call a meeting of shareholders by giving notice in the manner hereinafter provided in
          Section 1.04.


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1.03 PLACE OF MEETINGS.

     (a) The annual and all other meetings of the shareholders shall be held at such places as may from time to time be designated by the Board of Directors within or without the State of Ohio.

     (b) If authorized by the directors, the shareholders and proxyholders who are not physically present at a meeting of shareholders may attend a meeting of shareholders by use of communications equipment that enables the shareholder or proxyholder an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present. Any shareholder using communications equipment will be deemed present in person at the meeting whether the meeting is to be held at a designated place or solely by means of communications equipment. The Directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the Corporation to verify that a person is a shareholder or proxyholder and to maintain a record of any vote or other action.

     (c) If another place has not been designated by the Board of Directors, all meetings shall be held at the principal office of the Corporation.

1.04 NOTICE OF MEETINGS.

     (a) Each shareholder shall furnish the Secretary with an address to which notices of meetings and other notices or correspondence may be addressed.

     (b) Written notices stating the time, place, if any, and purposes of a meeting of shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given to each shareholder of record entitled to vote at such meeting by the Chairman of the Board, the President or by the Secretary or, in the event of their failure to do so, by the person or persons entitled to call such meeting.

     (c) Except as otherwise required by the laws of the State of Ohio, notice of any meeting of shareholders shall be given not more than sixty (60) days nor less than seven (7) days before the day upon which the meeting is to be held, either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given. If mailed or sent by overnight delivery service, the notice shall be sent to the address of each shareholder as last shown upon the records of the Corporation. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for such transmissions.

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     (d)  Except as otherwise required by the laws of the State of Ohio, no publication of any notice of any meeting of shareholders shall be required.

     (e) In the event of any transfer of shares after notice has been given, but prior to the day upon which the meeting is to be held, it shall not be necessary to give any additional notice to the transferee.

     (f) In addition to stating the time and the place of the meeting, every notice of a special meeting of shareholders shall state briefly the purpose specified by the person or persons calling such meeting. Any business other than that stated in the notice shall be taken up at such meeting only with the unanimous written consent of the holders of all the shares entitled to vote at such meeting. Any telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder entitled to notice of such a meeting and that contains an affirmative vote or approval of that shareholder is a signed written consent for the purposes of this Section.

1.05 WAIVER OF NOTICE OF MEETING.

     (a) Any shareholder may, either before or after any meeting, waive any notice required to be given by law or under this Code of Regulations. Attendance at a meeting, without protesting prior to the commencement of the meeting the lack of proper notice, shall be deemed to be a waiver of notice of such meeting.

     (b) Any waiver of notice must be in writing and filed with or entered upon the records of the meeting. Any telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder entitled to notice of the meeting and that contains a waiver by that shareholder is a writing for the purposes of this Section.

1.06 QUORUM.

     (a) Those shareholders present in person, by proxy or by the use of communications equipment entitling them to exercise a majority of the voting power shall constitute a quorum for any meeting of shareholders. To approve a proposal at a meeting, except for the election of directors which requires a plurality of the quorum, the required shareholder vote shall be not less than a majority of the shares present and entitled to vote at the meeting.

     (b) In the event of an absence of a quorum at any meeting or at any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

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1.07 ACTION WITHOUT MEETING.

     (a) Any action which may be authorized or taken at a meeting of shareholders, may be taken without a meeting if authorized by a writing signed by all shareholders who would be entitled to notice of a meeting called for such purpose.

     (b) Any telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder entitled to notice of such a meeting and that contains an affirmative vote or approval of that shareholder is a signed written consent for the purposes of this Section.

1.08 ORGANIZATION.

     At any meeting of shareholders, the order of business shall be established by the Chairman of the Board or such other officer as may be designated by the Board of Directors, unless changed by affirmative vote of a majority of the shareholders present in person or by proxy entitled to vote at such meeting.

1.09 VOTING.

     (a) Unless otherwise provided in the Articles of Incorporation, each shareholder of any class of the Corporation entitled to vote on any matter shall be entitled in person or by proxy to one vote on each matter for each share registered in the shareholder's name on the books of the Corporation.

     (b) Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. Persons voting pledged shares shall be entitled to vote such shares unless the pledgee shall have been expressly empowered by the shareholder to vote such shares in which case only the pledgee or his proxy may vote such share.

1.10 PROCEDURES FOR PROPOSING CONSIDERATION OF BUSINESS.

     Unless proposed by a majority of the directors, no business shall be eligible for consideration at an annual or special meeting of shareholders unless a written statement setting forth the business and the purpose therefor is delivered to the Board of Directors by one or more shareholders entitled to vote thereon not less than ninety (90) days prior to a special meeting at which such business is to be considered or, in the case of an annual meeting, ninety (90) days prior to the anniversary date of the last annual meeting.

1.11 PROCEDURES FOR NOMINATION OF DIRECTORS.

     (a) Unless nominated by the Board of Directors, no nomination of any candidate for election by shareholders as a director shall be eligible for consideration unless a written statement setting forth such candidate's name, qualifications (which must be consistent with the qualifications set forth in the Company's Corporate

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          Governance Guidelines) and background is delivered to the Board of
          Directors by one or more shareholders entitled to vote in the election of directors; in the case of an annual meeting, not less than ninety
          (90) days prior to the anniversary date of the last annual meeting; or, in the case of a special meeting, not less than ninety (90) days prior to the date of a special meeting at which an election for directors is to occur.

     (b) The Board of Directors may from time to time specify the information to appear in the written statement and shall provide any such specifications to any shareholder requesting the same within ten (10) days following receipt of written request therefor.

1.12 PROXIES.

     (a) At any meeting of shareholders, any person who is entitled to attend, or to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by writing signed by such person or appointed by a verifiable communication authorized by such person.

     (b) Voting by proxy or proxies shall be governed by all of the provisions of the laws of the State of Ohio, including the provisions relating to the sufficiency of the writing, the duration of the validity of the proxy or proxies, and the power of substitution and revocation.

1.13 ADJOURNMENT.

     (a) The Chairman of any meeting of the shareholders may adjourn such meeting from time to time, regardless of whether a quorum is present at such meeting.

                                   SECTION 2.
                               BOARD OF DIRECTORS

2.01 GENERAL POWERS.

     The powers of the Corporation shall be exercised, its business and affairs conducted, and its property managed under the direction of the Board of Directors, except as otherwise provided by the laws of the State of Ohio, by the Articles of Incorporation, or by this Code of Regulations.

2.02 BYLAWS.

     The Board of Directors may adopt Bylaws to govern its own proceedings and its transaction of business, as well as the administration of the Corporation, the conduct of the Corporation's business, meetings and other affairs, management of the Corporation's property, and any other matters properly within the authority or discretion of the Board of


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     Directors so long as consistent with the laws of the State of Ohio, the
     Articles of Incorporation and the Code of Regulations.

2.03 NUMBER.

     (a) The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) directors, except that if all outstanding shares of all classes of capital stock of the Corporation are held of record by less than three (3) persons, the number of directors may be less than three (3) but not less than the number of shareholders of record.

     (b) Without amendment of this Code of Regulations, the number of directors, subject to the foregoing limitations, may be fixed or changed by resolution adopted by the Board of Directors.

     (c) No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

2.04 CLASSIFICATION AND TERM.

     Unless the Board of Directors is divided into classes as provided in the Articles of Incorporation or this Code of Regulations, the term of office of each director shall be until adjournment of the next succeeding annual meeting of shareholders, or an action in lieu thereof, at which directors are elected or until a successor is elected as director.

2.05 NOTICE OF MEETING.

     (a) Meetings of the Directors may be called by the Chairman of the Board, the President or any two Directors.

     (b) Written notice of the time and place of each meeting of the Board of Directors shall be given to each director either by personal delivery, or by mail, telegram, overnight delivery service, fax, electronic mail, or any other means of communication authorized by the director at least two (2) days before each meeting.

     (c) Any director may waive notice of the time and place of any meeting of the Board of Directors, either before or after the holding of the meeting.

2.06 PLACE OF AND QUORUM AND MANNER OF ACTING AT MEETINGS.

     (a) Unless another place is designated in the notice of meeting, the place of all meetings shall be the principal office of the Corporation; provided, however, that any meeting may be held through any communications equipment if all directors participating can hear each other.

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     (b)  Except as otherwise provided in this Code of Regulations, a majority of the number of directors fixed pursuant to Section 2.03 shall be present in person or by communications equipment at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting.

     (c) Except as otherwise provided in this Code of Regulations, the act of the majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.

     (d) In the absence of a quorum at any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time until a quorum shall be present and notice of any adjourned meeting need not be given.

     (e) The directors shall act only as a board. Individual directors shall have no power as such.

2.07 ACTION WITHOUT MEETING.

     Any action which may be authorized or taken at a meeting of the Board of Directors, may be taken without a meeting if authorized by a writing signed by all directors. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that is sent by a director and that contains an affirmative vote is a signed writing for the purposes of this section.

2.08 RESIGNATIONS.

     (a) Any director of the corporation may resign at any time by giving written notice to the President or Secretary of the Corporation.

     (b) A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall become effective upon delivery. The acceptance of any resignation shall not be necessary to make it effective unless so specified in the resignation.

2.09 REMOVAL OF DIRECTORS.

     (a) Subject to any limitations set forth in the Articles of Incorporation of the Corporation, a director, or the entire Board of Directors, may be removed from office, with cause, but only by the affirmative vote of the holders of record of outstanding shares representing at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, and entitled to vote in respect thereof.

     (b) Any vacancy in the Board of Directors caused by any removal may be filled by the shareholders at the same meeting.



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2.10 VACANCIES.

     (a) Subject to the right of the shareholders to fill a vacancy caused by the removal of a director as provided in Section 2.09 above, and subject further to any limitations set forth in the Articles of Incorporation of the Corporation, any vacancy or vacancies in the Board of Directors may be filled by the directors then in office, though less than a quorum, by the majority vote of the directors then in office.

     (b) Any director elected to fill a vacancy shall be elected for the term remaining for the directors of the class to which he is elected.

2.11 COMPENSATION AND EXPENSES.

     (a) The directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, that may include pension, disability, and death benefits, for services to the Corporation by directors and officers and reasonable reimbursement procedures for expenses incurred in performing their duties hereunder, or to delegate such authority to one or more officers or directors.

     (b) No director shall be precluded from serving the Corporation as an officer or in any other capacity, or from receiving compensation therefor.

                                   SECTION 3.
                         EXECUTIVE AND OTHER COMMITTEES

3.01 CREATION.

     (a) The Board of Directors may create an Executive Committee or any other committee of directors consisting of not less than three (3) directors, and may delegate to each such committee any of the authority of the Board of Directors other than the filling of vacancies on the Board of Directors or in any committee of directors.

     (b) Each such committee shall serve at the pleasure of the Directors, shall act only in the intervals between meetings of the Directors, and shall be subject to the control and direction of the Directors.

     (c) Each such committee may have a charter setting forth the purpose of the committee as well as the governance of the committee's proceedings.

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3.02 ALTERNATE AND EX OFFICIO MEMBERS.

     (a) The Board of Directors may appoint one or more Directors as alternate members of any committee, which alternate member or members may take the place of any absent member or members at any meeting of such committee.

     (b) The Board of Directors may appoint any one or more persons (including persons who are not directors) as ex officio members of any committee, which ex officio member or members shall be entitled to be present in person, to present matters for consideration and to take part in consideration of any business by the committee at any meeting of the committee (except as prohibited by the applicable committee charter), but which ex officio member or members shall not be counted for purposes of a quorum nor for purposes of voting or otherwise in any way for purposes of authorizing any act or other transaction of business by such committee.

3.03 AUTHORITY AND MANNER OF ACTING.

     (a) Unless otherwise provided in this Code of Regulations or in the committee's charter, or unless otherwise ordered by the Board of Directors, any such committee may act by majority of its members (excluding ex officio members) at a meeting or by a writing or writings signed by all of its members (excluding ex officio members).

     (b) Any act or authorization of an act or transaction of business by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors.

                                   SECTION 4.
                                    OFFICERS

4.01 OFFICERS.

     The officers of this Corporation shall be a President, a Treasurer and a Secretary and such Vice Presidents and other officers or assistant officers as the Board of Directors may from time to time deem necessary and appoint. In addition, the Board of Directors may elect a Chairman of the Board from among themselves. More than one office may be held by the same person, but only a director may serve as Chairman of the Board.

4.02 APPOINTMENT AND TERM OF OFFICE.

     The officers of the Corporation shall be appointed from time to time by the Board of Directors as it shall determine, and new offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been appointed.


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4.03 RESIGNATION.

     (a) Any officer or assistant officer may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board, if any, or to the President or Secretary of the Corporation.

     (b) A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall become effective upon delivery. The acceptance of such resignation shall not be necessary to make it effective unless so specified in the resignation.

4.04 REMOVAL.

     Any officer or assistant officer may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the corporation would be served thereby.

4.05 DUTIES OF OFFICERS.

     (a) The Chairman of the Board, if any, shall preside at all meetings of shareholders and all meetings of the Board of Directors.

     (b) The President shall be the chief executive officer of the Corporation, and shall, in the absence of a Chairman of the Board, preside at all meetings of shareholders and, unless another person is designated by the Board of Directors, all meetings of the Board of Directors.

     (c) The Treasurer shall have such authorities and duties as are delegated by this Code of Regulations or as may be delegated from time to time by the Board of Directors or the Chairman of the Board.

     (d) The Secretary shall take or cause to be taken minutes of all meetings of the Board of Directors. The Secretary shall be the custodian of all records and reports of the Board of Directors. The Secretary shall have such other authorities and duties as are delegated by this Code of Regulations or as may be delegated from time to time by the Board of Directors or the Chairman of the Board.

     (e) Each of the following officers -- the Chairman of the Board, if any, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, and any Assistant Treasurer -- jointly or any one of them individually, shall have the authority to sign, execute and deliver in the name of the Corporation any deed, mortgage, bond, instrument, agreement or other document evidencing any transaction authorized by the Board of Directors, except where the signing or execution thereof shall have been expressly delegated to another officer or person on the Corporation's behalf.



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     (f)  In the absence of any officer or assistant officer or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the authorities and duties of any officer, or any assistant officer to any other officer, assistant officer or to any director.

     (g) In addition to the foregoing, each officer or assistant officer shall perform all duties as may from time to time be delegated to each of them by this Code of Regulations or by the Board of Directors or any committee of directors as provided herein.

                                   SECTION 5.
                               TRANSFER OF SHARES

5.01 CERTIFICATE FOR SHARES.

     (a) Every owner of any share of any class of the Corporation shall be entitled to a certificate which shall be in such form as the Board of Directors shall prescribe, certifying the number of shares in the Corporation owned by him.

     (b) The certificates for the respective classes of shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board or the President and by the Secretary or the Treasurer.

     (c) A record shall be kept by the Secretary of the name of each person owning the shares represented by each certificate, the number of shares represented thereby, the date thereof and, in case of cancellation, the date of cancellation.

     (d) Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until the existing certificate shall have been so canceled, except in the cases provided for in Section 5.03.

5.02 TRANSFERS.

     (a) Transfer of shares in the Corporation shall be made only on the books of the Corporation by the registered holder, an executor or administrator or other legal representative of the registered holder, or by an attorney authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed by the Board of Directors.

     (b) The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by the laws of the State of Ohio, be deemed the owner thereof for all purposes.

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5.03 LOST, STOLEN OR DESTROYED CERTIFICATES.

     (a) The holder of any shares in the Corporation shall immediately notify the Secretary of any lost, stolen or destroyed certificate, and the Corporation may issue a new certificate in the place of any certificate alleged to have been lost, stolen or destroyed.

     (b) The Board of Directors may, at its discretion, require the owner of a lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond on such terms and with such sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate.

     (c) The Board of Directors may, however, at its discretion, refuse to issue any such new certificate except pursuant to legal proceedings in accordance with Section 1701.24 or other applicable sections of the Ohio Revised Code.

5.04 RECORD DATE.

     (a) The Board of Directors may, by resolution, fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any such allotment or rights, or to exercise the rights in respect to any such change, conversion or exchange.

     (b) Only such shareholders of record on the date so fixed shall be entitled to receive notice of, and to vote at such meeting, or to receive payment of such dividend or to receive such allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the Corporation after such record date.

                                   SECTION 6.
                          INDEMNIFICATION AND INSURANCE

6.01 INDEMNIFICATION.

     (a) Directors and Officers. To the fullest extent not prohibited by applicable law, the Corporation shall indemnify each person against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation or proceeding (or any claim or other matter therein), whether civil, criminal, administrative or otherwise in nature, including any settlements thereof or any appeals therein, with


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          respect to which such person is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a director or officer of the Corporation, or by reason of being or at any time having been, while such a director or officer, an employee or other agent of the Corporation or, at the direction or request of the Corporation, a director, trustee, officer, administrator, manager, employee, member, advisor or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan.

     (b) Employees and Agents. The Corporation shall indemnify any other person to the extent such person shall be entitled to indemnification under the laws of the State of Ohio by reason of being successful on the merits or otherwise in defense of an action to which such person is named a party by reason of being an employee or other agent of the Corporation, and the Corporation may further indemnify any such person if it is determined on a case by case basis by the Board of Directors that indemnification is proper in the specific case.

     (c) General. Notwithstanding anything to the contrary in this Code of Regulations, no person shall be indemnified to the extent, if any, it is determined by the Board of Directors or by written opinion of legal counsel designated by the Board of Directors for such purpose that indemnification is contrary to applicable law.

6.02 INSURANCE.

     The Corporation may, as the Board of Directors may direct, purchase and maintain such insurance on behalf of any person who is or at any time has been a director, officer, employee or other agent of or in a similar capacity with the Corporation, or who is or at any time has been, at the direction or request of the Corporation, a director, trustee, officer, administrator, manager, employee, member, advisor or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan against any liability asserted against and incurred by such person.

                                   SECTION 7.
                                  MISCELLANEOUS

7.01 NO SEAL.

     The Corporation shall have no seal.

7.02 AMENDMENT.

     This Amended and Restated Code of Regulations may only be amended in whole or part pursuant to the terms of Article 12 of the Articles of Incorporation.

This Amended and Restated Code of Regulations is effective as of ________, 2004.

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